Exhibit 99.1

Berenson Acquisition Corp. I Announces the Separate Trading of its Class A Common Stock and

Warrants Commencing on or About November 18, 2021

NEW YORK, NY, November 15, 2021 — Berenson Acquisition Corp. I (NYSE: BACA.U) (the “Company”), today announced that holders of the units sold in the Company’s initial public offering may elect to separately trade the shares of Class A common stock and warrants included in the units commencing on or about November 18, 2021.

The shares of Class A common stock and warrants that are separated are expected to trade on the New York Stock Exchange under the symbols “BACA” and “BACA WS”, respectively. Any units not separated will continue to trade on the New York Stock Exchange under the symbol “BACA.U.” No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into shares of Class A common stock and warrants.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic location, although it intends to focus on businesses operating in the software and technology-enabled services industry with a total enterprise value in excess of $1 billion. Navigation Capital Partners, Inc. is a member of the Company’s sponsor group.

The units were initially offered by the Company in an underwritten offering. BofA Securities and Wells Fargo Securities, LLC acted as joint bookrunners of the offering.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on September 27, 2021. Copies of the prospectus relating to this offering may be obtained by contacting from BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, North Carolina 28255-0001, Attention: Prospectus Department, or e-mail dg.prospectus_requests@bofa.com and Wells Fargo Securities, Attention: Equity Syndicate Department, 500 West 33rd Street, New York, New York 10001, at (800) 326-5897 or emailing a request to cmclientsupport@wellsfargo.com. Copies of the registration statement can also be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the search for an initial business combination. No assurance can be given that the net proceeds of the initial public offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Berenson Acquisition Corp. I

Berenson Acquisition Corp. I is a special purpose acquisition company (SPAC) focused on the software and technology-enabled services industry. The Company intends to effect a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses in the software or technology-enabled services sectors with a total enterprise value of in excess of $1 billion. For more information, visit http://www.berensonacquisitioncorp.com/.

Contact:

Berenson Acquisition Corp. I

Josh Woodbridge

ir@berensonacquisitioncorp.com

http://www.berensonacquisitioncorp.com/

Media Contact:

Prosek Partners

Forrest Gitlin

FGitlin@prosek.com